Putnam Equity Income Fund
5/31/06 Semiannual Report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

For the period ended May 31, 2006, Putnam Management has assumed $46,396 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1 (000s omitted)

Class A	 	$17,967
Class B          2,557
Class C		    336

72DD2 (000s omitted)

Class M		 $  258
Class R		     17
Class Y		  2,715

73A1

Class A		$0.126
Class B 		 0.061
Class C		 0.063

73A2

Class M 		$0.083
Class R		 0.107
Class Y		 0.147

74U1 (000s omitted)

Class A		 142,347
Class B		  36,635
Class C		   5,169

74U2 (000s omitted)

Class M		   3,002
Class R			173
Class Y		  18,440


74V1

Class A		$17.38
Class B		 17.22
Class C		 17.27

74V2

Class M		$17.25
Class R		 17.33
Class Y		 17.38


Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.